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                                                                     EX-3.128


                                   BY-LAWS OF

                        LITTLE ROCK APARTMENT GUIDE, INC.

                                   ARTICLE I.

                                     OFFICES

      Section 1. The principal offices of this corporation are 5100 Poplar Avenue, Memphis, Tennessee. The said principal office may be changed at any time by appropriate resolution of the Board of Directors. The corporation may have offices and places of business at such other places within or without the State of Tennessee as shall be determined by the Board of Directors.

      Section 2. The registered office of the corporation for any particular state may be, but need not be, identical with the principal office of the corporation in that state, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.

                                   ARTICLE II.

                                  SHAREHOLDERS

      Section 1. Meetings. All meetings of shareholders shall be held either in the principal office of the corporation or at any other place in the city of Memphis, Tennessee.
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      Section 2. Annual Meeting. A meeting of the shareholders shall be held in the principal office of the corporation at 10:00 o'clock in the forenoon on the first Monday in March, 1984 and on the first Monday in March of each year thereafter for the purpose of electing directors and for the transaction of any other business authorized to be transacted by the shareholders. If the appointed day is a legal holiday the meeting shall be held at the same time on the next succeeding day not a holiday. In the event that the annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders meeting.

      Section 3. Special Meetings. Except as otherwise provided by law, special meetings of the shareholders of this corporation shall be held at such places and times as may be determined by the President or by a majority of the Board of Directors, or whenever one or more shareholders who


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are entitled to vote and who hold at least 10% of the common shares issued and outstanding shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting called for. No business shall be transacted at a special meeting except as stated in the notice sent to the shareholders, unless by the unanimous consent of the shareholders, either in person or by proxy, all such stock being represented at the meeting.

      Section 4. Notice of Meetings. Notice of all shareholders' meetings stating the time, place and the objects for which such meetings are called shall be given by the President or the Vice-President or the Treasurer or the Secretary or an Assistant Secretary to each shareholder of record not less than ten nor more than forty days prior to the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock record books of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.


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      Any meeting of which all shareholders entitled to vote have waived or at any time shall waive notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

      Section 5. Notice of Right to Dissent. If shareholders are to vote at a meeting on a corporate action which would give rise to a dissenter's right to payment for his shares in accordance with the Tennessee General Corporation Act, notice of such meeting shall be given to every shareholder who will be entitled to dissent from such action and to receive payment for his shares whether or not entitled to vote thereon. Such notice shall be given in accordance with the provisions of Section 4 of this Article and shall also contain a statement, displayed with reasonable prominence, that upon compliance with the Tennessee General Corporation Act, dissenting shareholders are entitled to be paid the fair value of their shares as provided in said Act.

      Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a


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determination of shareholders for any other proper purpose, the Board of
Directors of the corporation may provide that the stock transfer book shall be closed for a stated period not to exceed in any case thirty days. If the stock transfer book shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.


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      Section 7. Voting Lists. The officer or agent having charge of the stock transfer books for common shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be certified by the corporate officer responsible for its preparation or by the transfer agent and shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.

      Section 8. Quorum. Except as may be otherwise provided by law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the event that less than a majority of the outstanding shares are represented at any meeting, a majority of the


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shares represented thereat entitled to vote shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the certificate of incorporation or of these by-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of each question.

      Section 9. Proxies. Shareholders of record who are entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

      Section 10. Voting of Shares. Except as otherwise provided in the certificate of incorporation or these bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


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      Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares may be pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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      Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

      Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Section 12. Cumulative Voting. At all elections of directors of the corporation, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.


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                                  ARTICLE III.

                               BOARD OF DIRECTORS

      Section 1. Number, Tenure and Qualifications. The incorporators shall constitute the first Board of Directors of this corporation. Thereafter the number of directors shall be determined and they shall be chosen by ballot annually by the shareholders at their annual meeting or at any meeting held in place thereof as provided by law. In the event that the corporation has less than three shareholders the number of directors shall not be less than the number of record holders of the corporation's shares. Each director shall serve until the next annual meeting of the shareholders or until his successor is duly elected and qualified. Directors shall be of full age and citizens of the United States, but directors need not be residents of the State of Tennessee nor shareholders of the corporation.

      Section 2. Powers of Directors. The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee,


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with the certificate of incorporation of the corporation, or with these by-laws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and to establish reserves for any other proper purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall have the power to declare dividends for and on behalf of this corporation, which dividends may include or consist of stock dividends.

      Section 3. Regular Meetings of the Board. Immediately after such annual election the newly elected directors may meet at the same place for the purpose of organization, the election of corporate officers and the transaction of other business; if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the Board shall be held at such times and places as the Board by resolution may determine and specify, and if so determined no notice thereof need be given, provided that unless all the directors are present at the meeting at which said resolution is passed, that the first meeting held pursuant to said resolution shall not be held for at least five days following the date on which the resolution is passed.


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      Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the President, or the Vice-President or the Treasurer or the Secretary, or by written request of at least two directors, notice thereof being given to each director by the Secretary or other officer calling the meeting, or they may be held at any time without formal notice provided all of the directors are present or those not present shall at any time waive or have waived notice thereof.

      Section 5. Notice. Notice of any special meetings shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

      Section 6. Quorum. A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is


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present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these by-laws. The fact that a director has an interest in a matter to be voted on by the meeting shall not prevent his being counted for purposes of a quorum.

      Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including vacancies by virtue of removal for cause, may be filled by the vote of a majority of the Directors, even though less than a quorum.

      Section 8. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 9. Removal. Any director may be removed without cause by a majority vote of the shareholders. A director may be removed for cause by a majority of the entire Board of Directors. Cause shall be defined as the


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final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interest of the corporation. Provided, however, that no director may be removed when the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board of which he is a member were then being elected.

      Section 10. Committees. The majority of the Board of Directors may appoint an executive committee or such other committees as it may deem advisable, composed of two or more directors, and may delegate authority to such committees as is not inconsistent with the Tennessee General Corporation Act. The members of such committee shall serve at the pleasure of the Board of Directors.

      Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent


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by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 12. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV.

                                WAIVER OF NOTICE

      Whenever any notice whatever is required to be given by these by-laws, or the certificate of incorporation of this corporation, or any other corporation laws of the State of Tennessee, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Where the person or persons entitled to such notice sign the minutes of any shareholder's or directors meeting, which minutes contain the statement that said person or persons


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have waived notice of the meeting, then such person or persons are deemed to have waived notice in writing.

                                   ARTICLE V.

                                    OFFICERS

      Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held in such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his


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death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of


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Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors'


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meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal (if any) of the corporation and see that said seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 8. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in


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the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these by-laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

      Section 10. Registered Agent. The Board of Directors may appoint a Registered Agent for the corporation in accordance with the Tennessee General Corporation Act and may pay


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the agent such compensation from time to time as it may deem appropriate.

                                   ARTICLE VI.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Provided, however, that the corporation shall not make any loan other than a sale on credit in the ordinary course of business or a life insurance policy loan, either directly or indirectly, to any director or officer of the corporation except with the consent of the holders of all the outstanding shares, whether or not such shares are entitled to vote generally, or with the consent of the holders of a majority of all the outstanding shares owned or controlled by shareholders other


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than a shareholder for whose benefit such action is being taken.

      Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII.

                                 SHARES OF STOCK

      Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary.


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All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such


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shares. It shall be the duty of every shareholder to notify the corporation of his post office address.

                                  ARTICLE VIII.

                                    DIVIDENDS

      The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Tennessee General Corporation Act and by its articles of incorporation.

                                   ARTICLE IX.

                                   FISCAL YEAR

      The books of the corporation shall be on a calendar year basis and shall begin on the 1st day of January and end on the 31st day of December of each year.

                                   ARTICLE X.

                                      SEAL

      This corporation may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the corporation shall not affect the validity


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thereof. If a seal is adopted, the seal of this corporation shall include the following letters cut or engraved thereon:

                                   ARTICLE XI.

                                   AMENDMENTS

      The by-laws of this corporation may be altered, amended or repealed and new by-laws may be adopted at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting or at any meeting of the shareholders by a majority vote of the common stock represented thereat.

                                     ATTEST:


                                     /s/ [Illegible]
                                     -----------------------
                                     Secretary


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